EXHIBIT 3.(i).2
                                                      Office Use Only:
Secretary of State

101 North Carson Street, Suite 3
Carson City, NV 89701-4786
Fax 775-684-5725
                                 Certificate of
                                    Amendment
                           (PURSUANT TO NRS 78.385 and
                                     78.390)


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
           (Pursuant to NRS 78.385 and 78.390-After issuance of Stock)
                              -Remit in Duplicate-

1. Name of corporation: COASTAL ENTERPRISES, INC.
                        -------------------------

2. The articles have been amended as follows (provide article numbers, if available): ARTICLE 1. NAME OF CORPORATION: NATIONAL ENERGY SERVICES COMPANY, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority .

4.  Signatures (Required):


/s/ Dale B. Finfrock                           /s/ Dale B. Finfrock
-----------------------------                  --------------------------------
President or Vice President          and       Secretary or Assistant Secretary


If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.


         Nevada Secretary of State Form 78.385 PROFIT AMENDMENT 1999.01
                              Revised on: 03/07/00